                                                                EXHIBIT 10.26




                            ASSET PURCHASE AGREEMENT

                                    between

               Cross Temps, Inc. and Cross Personnel Agency, Inc.
                                (the "Sellers")

                                      and

      James A. Zamparelli, Maria Zamparelli, Michael Monda, and John Costa
                          (the "Primary Stockholders")


                                      and


                          SNELLING AND SNELLING, INC.
                               (the "Purchaser")

                               TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
2.  Sale and Transfer of Certain Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
3.  Assumption of Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
4.  Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
5.  Allocation of Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
6.  Allocations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
7.  Collection of Accounts Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
8.  Closing Deliveries by the Sellers and the Primary Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . 6
9.  Closing Deliveries by Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
10.  Representations and Warranties of the Sellers and the Primary Stockholders . . . . . . . . . . . . . . . . . . . . 8
11.  Covenants of the Sellers and the Primary Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
12.  Representations and Warranties of Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
13.  Covenants of Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
14.  Indemnity by the Sellers and the Primary Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
15.  Indemnity by Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
16.  Loss or Destruction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
17.  Conditions Precedent to Purchaser's Obligation to Close  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
18.  Conditions Precedent to the Sellers' Obligation to Close . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

19.  Additional Post-Closing Responsibilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
20.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
21.  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
22.  General Provisions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
23.  Mediation and Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
24.  Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
25.  Bulk Transfer Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
26.  Survival of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                                  SCHEDULES


Schedule 1                -                Tangible Assets
Schedule 2                -                Assumed Contracts
Schedule 3                -                Promissory Note
Schedule 4                -                Allocation of Purchase Price
Schedule 5                -                Subordination Agreement
Schedule 6                -                Employment Agreements
Schedule 7                -                Trademarks and Service Marks
Schedule 8                -                Encumbrances
Schedule 9                -                Exceptions to Generally Accepted Accounting Principles
Schedule 10               -                Proceedings
Schedule 11               -                Employees
Schedule 12               -                Employee Grievances, Etc.
Schedule 13               -                Employee Benefit Plans

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into effective as of this _____ day of September, 1997, by and among Cross Temps, Inc., a New York corporation, and Cross Personnel Agency, Inc., a New York corporation (the "Sellers"), and James A. Zamparelli, Maria Zamparelli, Michael Monda, and John Costa ( the "Primary Stockholders"), on one hand and SNELLING AND SNELLING, INC. ("Purchaser"), a Pennsylvania corporation, on the other hand.

                                    RECITALS

         WHEREAS, Sellers are operating two (2) personnel service businesses (the "Offices") which are located as follows:

         150 Broadway, Suites 901, 902, 904 and 915 New York, New York 10038.

         WHEREAS, Primary Stockholders collectively own over 51% of the issued and outstanding common stock of Sellers;

         WHEREAS, Sellers desire to sell, transfer, convey and assign to Purchaser, and Purchaser desires to purchase, under the terms and conditions set forth herein, all of the Assets of Sellers associated with the Offices, except those specifically listed below, including the trademarks, service marks, and trade names and the good will associated with the Offices; and

         WHEREAS, Purchaser also desires to obtain assignments of certain contracts and agreements relating to the operation of Sellers' Offices and agrees to assume certain of Sellers' obligations and certain continuing liabilities as described herein.

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual promises contained herein, the parties agree as follows:

         1. DEFINITIONS. The following words shall have the following meanings when used in this Agreement:

                 (a) "Assets" shall mean all of the rights, title and interest of Sellers in the assets, properties, rights, claims and contracts of every kind, character and description, whether real or personal, tangible or intangible, including without limitation the trade name "Cross" and all variations thereof, to the extent owned by Sellers, which are used or usable in, or relate to, the operation of the Offices, without regard to whether reflected on the Sellers' financial statements or books, except those Assets listed below which shall be retained by Sellers:

                 Seller's accounts receivable due Sellers prior to the Closing Date. All work performed by temporary employees up to the Closing Date will generate accounts receivable owned by the Sellers, regardless of when billed. With respect to the placement of permanent employees, if the applicant has become an employee of the client prior to the Closing Date, the receipts generated by the placement belong to the Sellers, regardless of the date of the invoice;

                 Seller's cash and cash equivalents (except for any cash or cash equivalents which arise for services rendered on or after the Closing Date or which otherwise relate to periods following the Closing Date);

                 Prepaid and unexpired insurance;
                 Loans and exchanges receivable; and
                 Lease security deposits, and other deposits.

                 (b) "Closing" shall mean the events which take place for the purpose of consummating the transactions contemplated by this Agreement, commencing at 9:00 a.m. on Monday, October 6, 1997, at the law offices of Goldberg, Corwin & Greenberg, 311 Madison Avenue, 15th

Floor, New York, New York 10017, or at another acceptable time and location to which the parties agree; and

                 (c) "Closing Date" shall mean the date on which the Closing actually occurs.

         2. SALE AND TRANSFER OF CERTAIN ASSETS. Upon the terms and subject to the conditions set forth in this Agreement, the Sellers agree to sell, transfer, assign, grant, and convey the Assets to Purchaser on the Closing Date, including without limitation the tangible assets listed on
Schedule 1, free and clear of all mortgages, liens, security interests, pledges, charges and other encumbrances, except in respect of those certain tangible assets which are the subject of equipment leases which are noted and listed on Schedule 1.

         3. ASSUMPTION OF LIABILITIES. Purchaser has not assumed, and shall not assume, any liability or obligation of any nature, known or unknown, existing or contingent, of the Sellers, except that, at Closing, Purchaser shall assume: (i) the leases of real property relating to the Offices (the "Leases"); and (ii) the other written contracts and obligations specifically identified in Schedule 2 to this Agreement (the "Assumed Contracts").
Purchaser will assume contractual obligations only to the extent such obligations accrue on or after the Closing Date. Sellers shall assume and make payments for the obligations for unused vacation and unused sick leave, if any, accrued prior to the Closing Date by each employee of the Sellers. Without limiting the foregoing, the Sellers acknowledge that Purchaser does not assume any obligation in connection with any actual or alleged breach or default of the Leases or Assumed Contracts occurring at any time prior to the Closing Date. Except for the items specified in clauses (i) and (ii) above, all obligations, liens, encumbrances, and liabilities of the Sellers shall continue to be the sole responsibility of the Sellers and Sellers shall hold Purchaser harmless with respect thereto.

         4. PURCHASE PRICE. In reliance upon the representations and warranties made with respect to the Assets and for the purchase of the Assets named herein, Purchaser shall pay the Sellers Six Million

Dollars and 00/100 ($6,000,000.00) (the "Purchase Price") as provided in Subsections 4(a) and 4(b) below. The Purchase Price shall be paid as follows:

                 (a) At Closing, Purchaser shall pay the Sellers Four Million Five Hundred Thousand Dollars ($4,500,000.00) in cash by certified check or by wire transfer to Sellers' account; Purchaser shall make payment or payments in accordance with Seller's instructions if the instructions are given to Purchaser in writing three (3) days prior to Closing Date and such instructions comply with all laws; and

                 (b) At Closing, Purchaser shall deliver to Sellers a subordinated promissory note (the "Note") in the amount of One Million Five Hundred Thousand Dollars and 00/100 ($1,500,000.00), substantially in the form of Schedule 3 (the "Promissory Note").

         5. ALLOCATION OF PURCHASE PRICE. In accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, the Purchase Price shall be allocated in the manner set forth in Schedule 4 to this Agreement. The Sellers, the Primary Stockholders, and Purchaser each covenant and warrant to each other that: (i) in no tax return filed by the parties or any of their respective successors or assigns shall the allocation of the Purchase Price be treated or reported inconsistently with or differently from the allocation of the Purchase Price set forth in Schedule 4, unless such change in allocation is the result of a determination by a governing authority for that year or a preceding year; and (ii) in no tax audit, tax examination, tax or compliance review or tax litigation will the parties or any of their respective successors or assigns claim or assert that the allocation of the Purchase Price is or should be inconsistent with or different from that set forth in Schedule 4, unless as a result of a determination made by a governing authority in a preceding year. The parties agree to file all appropriate Internal Revenue Service forms with their respective Federal income tax returns for their respective tax year.

         6. ALLOCATIONS. The businesses of the Offices shall be operated for the account of Purchaser from and following the Closing Date. All real estate taxes, personal property taxes, rents, telephone charges, utilities, promotional items on hand as of the Closing Date (at cost) which Purchaser desires to continue to use, and other costs and expenses of owning or operating the Assets or the business of the Sellers (the "Prorated Costs"), and all revenues associated with owning or operating the Assets and the business of the Sellers(the "Prorated Revenues"), shall be prorated on a per diem basis as of the Closing Date, with the Sellers responsible for the portion of all such Prorated Costs and entitled to all such Prorated Revenues which relate to the period from and after the Closing, and Purchaser responsible for the portion of all such Prorated Costs and entitled to all such Prorated Revenues which relate to the period from and after the Closing Date. Prorated Costs and Prorated Revenues and reimbursement of security deposits that are identified on Schedule 2 shall be settled between Purchaser and Sellers either at Closing or as soon as practicable thereafter but no later than thirty (30) days after the Closing Date. Any sales tax, use tax, excise tax, transfer tax, recording fee or other tax or fee imposed on the transfer of the Assets from Sellers to Purchaser shall be paid by Sellers.

         7. COLLECTION OF ACCOUNTS RECEIVABLE. With respect to the accounts receivable, Sellers shall provide at Closing or immediately thereafter, a list of accounts receivable due Sellers prior to the Closing Date. For ninety (90) days subsequent to the Closing, Purchaser shall be responsible for the collection of such accounts receivable and shall provide Sellers a weekly report accompanied by all monies due Sellers. Additionally, Purchaser shall make available, at no cost to Seller, all records relating to the accounts receivable to be collected by Purchaser in whatever manner requested and available. Moneys collected shall be applied to the invoice identified by the client. If the proper invoice is not readily identifiable, the client will be contacted and identify where the payment is to be applied. Purchaser shall return to Sellers at the end of the ninety (90) day period all uncollected accounts receivable for further collection efforts by Sellers. Purchaser shall incur no liability to Sellers for the uncollectibility of said accounts receivable and Purchaser is not required to institute or threaten litigation to collect such receivables. No fee shall be paid to Purchaser for Purchaser's collection of Sellers' accounts receivable. With respect to guarantees given clients by Sellers, Purchaser shall make refunds to clients on Sellers' behalf
and notify Sellers of amounts paid by Purchaser.   Sellers shall make
reimbursement payment to Purchaser for amounts of refunds paid to clients, or if payment is not made in a reasonable time, Purchaser shall deduct such amounts from accounts receivable collections due to Seller.

         8. CLOSING DELIVERIES BY THE SELLERS. The Sellers and the Primary Stockholders agree to execute and deliver at Closing, or cause to be executed and delivered at Closing (but effective as of the Closing Date), the following:

                 (a) Such instruments of transfer, assignment and conveyance as shall be necessary or desirable to vest in Purchaser good and marketable title to the Assets free and clear of all mortgages, liens, security interests, pledges, charges and other encumbrances. Such instruments of transfer shall include:

                          (i)     A Bill of Sale from the Sellers, in the form
furnished to the Sellers by the Purchaser;

                          (ii)    The written consents of the lessor to the
assignment and assumption of the Leases (which consents shall include customary language from the landlord that the Sellers are not in default on the Leases);

                          (iii)   To the extent possible, written consents of
third parties under the Assumed Contracts to the assignment and assumption of the Assumed Contracts;

                          (iv)    Form UCC-3 termination statements, signed by
the creditors, to cancel any financing statements disclosed in Schedule 8 to this Agreement (other than financing statements filed in connection with Assumed Contracts);

                          (v)     Unanimous written consents, signed by all the
stockholders of the Sellers, in a form consistent with the Sellers' bylaws and state law, approving the transactions contemplated hereunder; and

                          (vi)    The written consents of any other persons
whose approval or consent to the execution, delivery, and performance of this Agreement by the Sellers is legally or contractually required.

                 (b) The originals of the Leases, and the written Assumed Contracts;

                 (c) Certificates signed by the respective presidents and secretaries of Sellers to the effect that all representations and warranties of Sellers contained in this Agreement are true at and as of Closing, that Sellers have performed all matters on its part required to be performed hereunder, and that Sellers are not in default under any of the provisions of this Agreement;

                 (d) A letter to the telephone company servicing Sellers requesting transfer to Purchaser of all of the telephone numbers (including numbers for facsimile machines and modems) and listings applicable to the Offices;

                 (e) List of accounts receivable prior to the Closing Date or as provided in Section 7;

                 (f) Any domain names or addresses Sellers have for use on the Internet;

                 (g) A Subordination Agreement in substantially the form attached as Schedule 5, duly executed by Sellers;

                 (h) Sellers shall submit to Purchaser such other instruments, documents or affidavits, in form and substance reasonably acceptable to Purchaser, as may be necessary to effect the Closing and Sellers shall cooperate with Purchaser in the execution of such documents; and

                 (i) James A. Zamparelli, Maria Zamparelli, Michael Monda and John Costa shall execute and deliver employment agreements in the forms of Schedules 6-A, 6-B, 6-C and 6-D, respectively.

         9. CLOSING DELIVERIES BY PURCHASER. In addition to delivery of the amount required under Subsection 4(a) above, Purchaser agrees to execute and deliver at the Closing, or cause to be executed and delivered at Closing:

                 (a) The Promissory Note in accordance with Subsection 4(b) and in the form shown on Schedule 3;

                 (b) The employment agreements in the forms of Schedules 6-A, 6-B, 6-C, and 6-D;

                 (c) Such instruments as shall be necessary or desirable in the reasonable judgment of the Sellers to effect the assumption by Purchaser of the Leases and the Assumed Contracts; and

                 (d) Certified copy of resolutions duly adopted by the Board of Directors of Purchaser authorizing the execution and delivery of this Agreement, the Promissory Note and consummation of transactions described herein, which shall be in full force and effect at the time of delivery.

         10. REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE PRIMARY STOCKHOLDERS. The Sellers and the Primary Stockholders, jointly and severally, represent and warrant as follows:

                 (a) The Sellers each have been duly organized and are validly existing and in good standing under the laws of the State of New York. Sellers are qualified to do business as a foreign corporation in all jurisdictions in which the nature of the business so requires;

                 (b) The execution, delivery, and performance of this Agreement have been duly authorized by the Boards of Directors of the Sellers, and all necessary stockholder actions under the Sellers' charters, bylaws and New York laws have been taken for approval of the execution and delivery of this Agreement by the Sellers, their performance of the terms of this Agreement, and the consummation of the transactions contemplated hereunder;

                 (c) The execution and delivery of this Agreement, the Sellers' or Primary Stockholders' performance hereunder, and the consummation of the transactions herein contemplated, do not, and to the best of the Sellers' and Primary Stockholders' knowledge will not immediately or with the passage of time, the giving of notice or otherwise, result in the breach of, constitute a default or violation under, or accelerate any obligation under any agreement or other instruments to which either the Sellers or the Primary Stockholders are a party, or may be bound, other than the Office Leases;

                 (d) Set forth on Schedule 7 are all trade names, trademarks, service marks, and Internet domain names used or available for use by Sellers. To the best of the knowledge of Sellers and the Primary Stockholders, the Sellers have good title and right to the use of all trade names, trademarks or service marks used or available for use by Sellers, and neither the Sellers nor the Primary Stockholders have notice of any claim concerning a violation of or infringement upon the rights of any third party with respect to the use of any trade name, trademark, service mark, copyright or patent. Neither the Sellers nor the Primary Stockholders have any knowledge of any violation of or infringement by any other person or entity upon the rights of Sellers with respect to the use of any trade name, trademark, service mark, copyright or patent. Sellers have neither licensed any of its intellectual property rights to any other party nor to the best of Sellers' knowledge has or are Sellers infringing any intellectual property rights of any other party;

                 (e) This Agreement and the other agreements and transactions contemplated herein to which the Sellers or the Primary Stockholders are or will be a party will each, upon execution and delivery, be a legal, valid, and binding obligation of the Sellers and the Primary Stockholders, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally;

                 (f) Except as disclosed in Schedule 8 and Schedule 2 (in connection with equipment leases), the Sellers have good and marketable title to the Assets free and clear of all mortgages, liens, security interests, pledges, charges, obligations and other encumbrances. All mortgages, liens, security interests, pledges, charges, obligations and other encumbrances disclosed on Schedule 8 and Schedule 2 on the Assets will be released prior to or at the Closing;

                 (g) The Sellers have previously delivered to Purchaser the Sellers' financial statements for Cross Temps, Inc. only covering the three
(3) years preceding the current year and the interim balance sheets and income statements of the Sellers for the period from March 31, 1997 through and including June 30, 1997 (collectively, the "Financial Statements") and the federal income tax returns for the three (3) years preceding the current year,
each having been compiled by Herbert L. Koizim, C.P.A.   The Sellers represent
and warrant that (1) the Financial Statements reflect or provide for all material claims against, and all material debts and liabilities relating to, the Offices, fixed or contingent, as of the dates of the Financial Statements, and (2) there has not been any change since the date of the last year-end balance sheets which materially and adversely affected the Offices or the Assets or the financial condition or results of the operation of the Sellers. Sellers' Financial Statements reflect the financial position and results of operations of the Sellers' business as of the dates, and for the periods, indicated;

                 (h) The Sellers have filed all federal, state, and local tax returns including but not limited to income, sales, and payroll which were required to be filed prior to the Closing Date, and have paid all required federal, state and local taxes shown thereon, and have paid the required state disability insurance payments. There have been no audits with respect to any taxes of Sellers that raised issues that remain unresolved.

                 (i) The Sellers have all requisite power and all necessary permits, certificates, contracts, approvals and other authorizations required by federal, state, city, county or other municipal bodies to own, lease, and use the Assets and to operate the Offices in the manner in which they are presently operated;

                 (j) In connection with the operation of the Offices and ownership and use of the Assets, to the best of the knowledge of Sellers and the Primary Stockholders, there are not now and have not been any failures to comply with any applicable local, state or federal laws, regulations, ordinances or administrative or judicial orders, and no allegations have been made of any such failure and, without limiting the foregoing, Sellers are in compliance with all laws regarding verification of status of employees as U.S. citizens or aliens with authority to work in the U.S.;

                 (k) Except as disclosed on Schedule 10, Sellers are not subject to any injunction, decree or similar order of any court or governmental authority; any pending or, to the best of the Sellers' and the Primary Stockholders' knowledge, threatened action, suit, proceeding, inquiry or investigation at law or in equity; or any proceeding before any court, arbitrator, public board or body. None of the items disclosed on Schedule 10 will in any way prevent the carrying out of this Agreement or any of the transactions contemplated hereunder, declare unlawful any such transactions, cause such transactions to be rescinded, or have a material adverse effect on the Offices or the financial condition of the Sellers.

                 (l) Except for the Leases and the Assumed Contracts disclosed, to the best of the knowledge of Sellers and the Primary Stockholders, there are no agreements, lease(s), contracts, charges, encumbrances or restrictions which may restrict Purchaser's use or right to use any of the Assets or which create obligations for which Purchaser could be liable;

                 (m) The Sellers have maintained insurance, including but not limited to, liability insurance for any claims which may have arisen or cause of action which may have occurred during Sellers' ownership and/or operation of the Assets and the Offices. Such insurance is of the "occurrence" type, so that if the policies are discontinued by the Sellers after the Closing Date, insurance coverage will nevertheless continue (subject to the terms and conditions of such policies) with respect to such claims and causes of action;

                 (n) Neither this Agreement nor any Exhibit, Schedule, or attachment hereto, nor any certificate or other information or document furnished by or on behalf of the Sellers or the Primary Stockholders knowingly contains any untrue statement of a material fact, or knowingly omits to state a material fact necessary in order to make the statements contained herein or therein not misleading;

                 (o) Schedule 11 to this Agreement is a list of all staff employees currently employed by the Sellers and a list of all written employment, consulting or similar agreements, with a copy of each. Schedule 11 accurately and completely shows the listed employees' current rates of compensation. Sellers have no employment agreements with any of its employees which Purchaser will be required to assume and have no oral or written understandings with any of its employees which relate to terms or conditions of such employee's employment which Purchaser will be required to assume;

                 (p) Schedule 12 is a listing of all pending employee grievances and all complaints before the NLRB, EEOC or other relevant bodies;

                 (q) There are no collective bargaining agreements in effect with respect to any employees of the Sellers, and the Sellers and Primary Stockholders are not aware of any union organizational activity;

                 (r) All of the Leases and the Assumed Contracts that are to be assumed by Purchaser are enforceable against the other parties thereto. The Sellers are not in breach under any of the Leases and Assumed Contracts that are to be assumed by Purchaser and, to the Sellers' and Primary Stockholders' knowledge, no other party to any such contracts that are to be assumed by Purchaser is in breach thereunder;

                 (s) Schedule 13 is a listing of all pension plans, profit sharing plans or other employee benefit plans (as that term is defined in the federal law commonly known as the Employees' Retirement Income Security Act, as amended) maintained by or on behalf of Sellers. Sellers acknowledge that Purchaser will not assume any liability or obligation with respect to any such plan;

                 (t) The Assets being conveyed to Purchaser constitute, except as otherwise expressly provided in a disclosure schedule, all Assets used by the Sellers in the conduct of the business being acquired;

                 (u) Since the date of the Sellers' most recent year end balance sheet, the Sellers have not, except as expressly disclosed in a disclosure schedule, taken any actions or failed to take any actions that would have violated the pre-Closing covenants set forth in Subsections 11(c), 11(j), 11(k), 11(l), 11(m), 11(n), 11(o), 11(p), and 11(q) of this Agreement if such agreement were in effect as of the time such actions were taken or the time Sellers failed to take such action;

                 (v) To the best of the knowledge of Sellers and the Primary Stockholders, Sellers have not violated any laws or regulations enacted or promulgated for the purpose of protecting the environment or health and safety. No pollutants, contaminants, or other hazardous or noxious substances are or have been generated in the course of the Sellers' business; and

                 (w) Each of the Primary Stockholders is an active employee, officer and stockholder of at least one of the Sellers.

         11. COVENANTS OF THE SELLERS AND THE PRIMARY STOCKHOLDERS. The Sellers and the Primary Stockholders covenant that, between the date of this Agreement and the Closing, they will (except as otherwise agreed in writing by Purchaser):

                 (a) Carry on the business of the Offices in the ordinary course;

                 (b) Give Purchaser and its attorneys, auditors and other representatives full access during normal business hours to the Offices and to the properties, books, contracts, commitments and records pertaining to the Offices, and otherwise provide full cooperation to enable Purchaser and its representatives to conduct such audits of Sellers' businesses and records as Purchaser may request;

                 (c) Provide Purchaser with access to such information concerning the affairs of the Offices as Purchaser may reasonably request, including authorizing the Sellers' auditors, attorneys and other representatives to cooperate with Purchaser's auditors and attorneys and other representatives and authorizing the Sellers' auditors to give Purchaser's auditors full access to their files and working papers with respect to the Offices;

                 (d) Do all reasonable things and cause all reasonable things to be done to ensure that the warranties and representations of the Sellers and the Primary Stockholders contained in this Agreement remain true and correct throughout the period until Closing, as if such representations and warranties were continuously made throughout such period;

                 (e) Not enter into any new contracts, commitments or transactions pertaining to the Offices, which contract, commitment or transaction is not terminable by Sellers (or Purchaser following the Closing) without penalty upon 30 days' (or less) notice;

                 (f) Not sell, agree to sell, or otherwise dispose of any of the tangible assets (other than supplies used or sold in the ordinary course of business), without the prior written consent of Purchaser;

                 (g) Use best efforts to obtain the release of all mortgages, liens, security interests, pledges, charges, obligations, and other encumbrances set forth in Schedule 8;

                 (h) Use their best efforts to obtain all required third party consents (provided that neither Sellers nor the Primary Stockholders shall be required to make any payments not specified in the Leases in order to obtain the consent of the landlord under the Leases to the assignment of such Leases to Purchaser) and to otherwise satisfy all Closing conditions;

                 (i) Not create or assume any new pledge, lien, or encumbrance with respect to the Assets;

                 (j) Maintain the Assets in as good repair, order, and condition as they were in as of the date of this Agreement, reasonable wear and use and damage by fire, acts of nature, or other casualty excepted;

                 (k) Not incur any indebtedness, obligations, or liability with respect to the Offices or Assets or make any payment in respect thereof, except in the ordinary course of business;

                 (l) Pay, satisfy, and discharge the current obligations and liabilities of the Offices in the ordinary course of business;

                 (m) File all federal, state, and local tax returns which become due prior to the Closing, and pay all taxes shown by those returns to be due and payable, together with any interest or penalties which may be assessed by taxing authorities on any taxes which were not timely paid;

                 (n) Maintain or cause to be maintained in full force and effect all of the fire and other insurance on property and all of the liability and other casualty insurance (including any bonds on personnel) that was in effect with respect to the Offices as of the date of this Agreement;

                 (o) Use reasonable efforts to preserve intact the Sellers' business organization and the goodwill of Sellers' clients and suppliers;

                 (p) Conduct advertising and promotion for the Offices consistent with the amount and type of such advertising and promotion conducted during the twelve months prior to the date of this Agreement;

                 (q) Maintain the books of account and records of the Offices in the usual manner;

                 (r) Promptly, at Purchaser's request, join and cooperate in any application which Purchaser may make in order to ensure the timely transfer of any licenses, permits, or certificates to Purchaser at Closing;

                 (s) Promptly advise Purchaser in writing of any material adverse change with respect to the Offices, the Assets, or the financial condition of the Sellers;

                 (t) Deliver to Purchaser prompt written notice of any event or condition known to either the Sellers or to the Primary Stockholders which, if it had existed on the date of execution of this Agreement, would have constituted a breach of any of their representations and warranties under this Agreement;

                 (u) Not increase compensation to staff employees, or modify staff employee benefits;

                 (v) Not enter into or modify any contracts with Sellers', the stockholders or other affiliates;

                 (w) Allow a representative of Purchaser to observe all the activities and transactions of the Offices for a period of not less than one (1) week prior to the Closing Date. Sellers will cooperate fully with Purchaser's representative; and

                 (x) Provide Purchaser with copies of insurance policies conforming to Subsection 10(m).

         12. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants as follows:

                 (a) Purchaser has been duly organized and is validly existing and in good standing under the laws of the Commonwealth of Pennsylvania;

                 (b) The execution, delivery and performance of this Agreement and the Promissory Note have been duly authorized by the Board of Directors of Purchaser, and Purchaser has the complete and unrestricted power and authority to, and has taken all corporate action necessary to enter into, execute and deliver this Agreement and the Promissory Note and to perform all of its obligations hereunder and to consummate all transactions contemplated herein;

                 (c) This Agreement and the Promissory Note and the other agreements and transactions contemplated herein to which Purchaser is or will be a party will each, upon execution and delivery, be a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally. This Agreement does not conflict with any other agreement affecting Purchaser;

                 (d) Neither this Agreement nor any Exhibit, Schedule, or attachment hereto, nor any certificate or other information or document furnished by or on behalf of the Purchaser knowingly contains any untrue statement of a material fact, or knowingly omits to state a material fact necessary in order to make the statements contained herein or therein not misleading; and

                 (e) Payments due under the Promissory Note will not violate the Agreement between Purchaser and its lenders, led by BankBoston, N.A., formerly known as the First Bank of Boston.

         13.     COVENANTS OF PURCHASER.     Purchaser covenants that, between
the date of this Agreement and the Closing:

                 (a) Purchaser will offer to hire (on an "at will" basis) the employees of the Sellers listed on Schedule 11, subject to Purchaser's ordinary pre-employment and post-employment standards and conditions, at rates of pay and with benefits consistent with those of similarly-situated employees of Purchaser. Purchaser shall have no obligation to offer employment to any specific individual listed in Schedule 11 who does not meet Purchaser's ordinary standards and conditions, or to offer any individual on Schedule 11 pay or benefits comparable to those identified in such Schedule. Purchaser assumes no liability for wages or other benefits (including but not limited to bonuses, vacations, sick leave, retirement and medical benefits) accrued by any person listed on Schedule 11 during such persons' employment by the Sellers. For purposes of eligibility and vesting under any of Purchaser's benefit plans that are applicable to employees listed on Schedule 11 who are employed at the Closing Date by Sellers (but not for purposes of benefit accrual), Purchaser shall recognize periods of service of such employees prior to the Closing with Sellers.

                 (b) Promptly, at Sellers' request, join and cooperate with Seller in obtaining necessary consents and approvals to the assignment of the Leases and the Assumed Contracts and any other rights which are to be assumed by Purchaser in accordance with this Agreement;

                 (c) Purchaser shall make applications to such governmental authorities and agencies as Purchaser deems appropriate to ensure that licenses, permits, and certificates held by the Sellers are transferred to Purchaser as of the Closing, and at the request of the Sellers shall join and cooperate in any such application which the Sellers may make; and

                 (d) Purchaser shall do all reasonable things and cause all reasonable things to be done to ensure that the warranties and representations of Purchaser contained in this Agreement remain true and correct throughout the period until Closing, as if such representations and warranties were continuously made throughout such period.

         14.     INDEMNITY BY THE SELLERS AND THE PRIMARY STOCKHOLDERS.
Without limiting any of their other obligations under this Agreement, the Sellers and the Primary Stockholders, jointly and severally, agree to indemnify and hold harmless Purchaser and its affiliates, officers, directors, stockholders and employees against and from any loss, liability, damages, cost or expense incurred by them (including, but not limited to, reasonable attorneys' and accounting fees and expenses) based upon, arising out of, or relating to: (i) any materially inaccurate, untruthful or erroneous representation or warranty of the Sellers or the Primary Stockholders set forth in this Agreement or any certificate or document delivered pursuant to this Agreement (provided that if any such representation or warranty already contains a materiality standard then the materiality standard in this section shall not apply); (ii) any material failure to perform any of the covenants, conditions or agreements of the Sellers or the Primary Stockholders set forth in this Agreement or with respect to any transaction contemplated in this Agreement; (iii) the ownership or operation of the Offices through the Closing Date; (iv) any liabilities of Sellers (including without limitation liabilities for taxes) other than liabilities expressly assumed by Purchaser; or (v) Purchaser's loss of any Assumed Contracts which required the Seller to execute a certification or representation for the client that Seller was owned, in part or in whole, by any particular class of persons (such as women or any minority ethnic group, etc.), provided that this indemnity in (v) shall only apply if the certification was false when made by the Sellers. Notwithstanding any language in this Section 14 to the contrary, the liability herein shall not apply individually to Maria Zamparelli. Additionally, the individual liability of the other Primary Stockholders and the maximum liability from the listed Primary Stockholders shall be as follows:

                       Individual Portion of Liability
                       -------------------------------
         James A. and Maria Zamparelli                     66-2/3%
         Michael Monda                                     16-2/3%
         John Costa                                        16-2/3%

          Maximum Total Liability of all Listed Primary Stockholders
          ----------------------------------------------------------
          First  Year of Agreement                           $6,000,000
          Second Year of Agreement                           $4,000,000
          Third Year of Agreement                            $2,000,000

Purchaser shall not be required to exhaust its remedies against Seller prior to seeking indemnification fromthe listed Primary Stockholders.

         15. INDEMNITY BY PURCHASER. Without limiting any of their other obligations under this Agreement, the Purchaser agrees to indemnify and hold harmless the Sellers and the Primary Stockholders, other stockholders, affiliates, officers, directors, and employees against and from any loss, liability, damages, cost or expense incurred by them (including but not limited to reasonable attorneys' and accounting fees and expenses) based upon, arising out of, or relating to: (i) any materially inaccurate, untruthful or erroneous representation or warranty of the Purchaser set forth in this Agreement or any certificate or document delivered pursuant to this Agreement (provided that if any such representation or warranty already contains a materiality standard then the materiality standard in this section shall not apply); (ii) any material failure to perform any of the covenants, conditions or agreements of the Purchaser set forth in this Agreement or with respect to any transaction contemplated in this Agreement; (iii) the ownership or operation of the Offices after the Closing Date (including without limitation payments of amounts due after the Closing under the Leases and equipment leases set forth on Schedule
1); (iv) any liabilities expressly assumed by Purchaser including without limitation the obligations as the tenant under the Leases from and after the Closing Date, but only if the landlord has consented to the assignment thereof to the Purchaser; or (v) any actual costs or expenses incurred by Sellers or the Primary Stockholders as a result of Purchaser's breach of the subordination agreement.

         16. LOSS OR DESTRUCTION. Sellers shall continue to operate the Offices until the Closing Date. Sellers shall assume all risk of loss, destruction, or damage due to fire or other casualty until the Closing Date. Sellers shall provide prompt written notice to Purchaser of any loss, destruction, or damage due to fire or other casualty. Purchaser shall have the right to cancel this Agreement if the operations of the Offices are interrupted prior to said date by loss, destruction, or damage due to fire or other casualty. If Purchaser does not exercise its right to cancel within ten (10) days subsequent to written notification, as stated herein, Purchaser shall take the Assets in the existing condition, together with any insurance proceeds payable by virtue of such loss or damage.

         17. CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE. The obligation of Purchaser to consummate the transactions herein contemplated is, at Purchaser's option, subject to the following express conditions precedent:

                 (a) Except for the leased assets set forth on Schedule 1, the Assets shall be free and clear of all mortgages, liens, security interests, pledges, charges, obligations and other encumbrances;

                 (b) The representations and warranties of the Sellers and the Primary Stockholders contained in this Agreement shall be true in all material respects (provided that if any representations or warranties already contains a materiality standard then the materiality references in this subsection shall not apply) at and as of the Closing Date, as though such representations and warranties had been made at and as of the Closing Date;

                 (c) The Sellers and the Primary Stockholders shall have delivered all of the items to be delivered by them to Purchaser at Closing pursuant to Subsection 8 above, and shall not be in default under any other provision of this Agreement at or prior to the Closing Date;

                 (d) The Assets shall not have been damaged as the result of any act of nature, fire, flood, war, labor disturbance or similar calamity (unless Purchaser has waived the event), and there shall have been no material adverse changes in the Assets, the Offices, or the financial condition of the Sellers since the execution of this Agreement;

                 (e) Purchaser shall have obtained approval of its senior lenders led by BankBoston, N.A., formerly known as the First Bank of Boston, for this transaction and approval for the making of payments due under the Promissory Note will not violate any agreement between Purchaser and its senior lenders;

                 (f) Sellers shall have delivered to Purchaser the Subordination Agreements (Schedule 5) without amendment or alteration and executed by Sellers for the benefit of Purchaser's senior lenders;

                 (g) Sellers shall have delivered to Purchaser executed UCC-3 statements for any liens on Sellers' Assets (other than the leased assets that comprise a part of the Assumed Contracts); and

                 (h) Sellers shall have executed all documents necessary to effectuate the transfer of the name, "Cross," and all variations thereof as set forth on Schedule 7 to Purchaser.

         18. CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATION TO CLOSE. The obligation of the Sellers to consummate the transactions contemplated herein at Closing is, at the option of the Sellers, subject to the following express conditions precedent:

                 (a) The representations and warranties of Purchaser contained in this Agreement were true when made and shall be true in all material respects at and as of the Closing Date, as though such representations and warranties had been made at and as of the Closing Date;

                 (b) Purchaser shall have delivered all of the items to be delivered by it to the Sellers and the Primary Stockholders at Closing pursuant to Subsection 9 above, and shall not be in default under any other provisions of this Agreement at or prior to the Closing Date;

                 (c) Purchaser shall have provided Sellers a certification signed by the Secretary of the Purchaser that the senior lenders, including BankBoston, N.A., formerly known as the First Bank of Boston, have approved the transaction as set forth in this Agreement and that the making of payments due under the Promissory Note will not violate any agreement between Purchaser and its Senior Lenders; and

                 (d) Sellers have received the written approval of the landlord under the Leases to the assignment of such Leases to Purchaser (whether or not requiring Sellers to remain liable for the Lease obligations) and such approval shall not require the payment not specified in the Lease of any additional amounts by Sellers or Primary Stockholders to such landlord.

         19. ADDITIONAL POST-CLOSING RESPONSIBILITIES. In addition to the obligations set forth in Paragraph 7, the parties shall comply with the following obligations after the Closing:

                 (a)      At Purchaser's request, without further
consideration, the Sellers and the Primary Stockholders will execute and deliver after Closing such further instruments of conveyance and transfer and take such other action as Purchaser may reasonably require for the transfer of the Assets;

                 (b) After the Closing, Seller and Purchaser shall fully cooperate with each other to further consummate the agreements and transactions contemplated by this Agreement, and shall make available (at the cost of the party requesting such information) to the other, as reasonably requested as soon as practical, information requested by the other relating to the Assets, the Assumed Liabilities, the financial, accounting, payroll, invoicing, shipping, ordering, data processing, personnel and administrative books, records, systems, procedures and applications and software programs in whatever media requested and available, for the purpose of preparing reports, audits, tax returns, instruments and documents of transfer, or answering, defending or prosecuting any audits, liabilities, claims, disputes, and/or investigations of, by or against Seller or Purchaser. Such cooperation and availability shall include, but shall not be limited to, providing information necessary to complete the procedures required to prepare and file the tax returns and to prepare and assist in any certified audit requiring deficiency notices, other inquiries or litigation by any governmental authority or other third party. Seller and Purchaser shall also make available to each other, upon reasonable request during normal business hours, knowledgeable employees, advisors and other personnel responsible for preparing and maintaining information, records and documents in connection with filings, audits, disputes, claims, or litigation relating to the Assets, Assumed Liabilities, or the obligations of the parties pursuant to this Agreement.

                 (c) At the request of Sellers, without further consideration, Purchaser will execute and deliver after Closing such further evidence as the Sellers may reasonably require of Purchaser's assumption of the Leases and the Assumed Contracts;

                 (d) At the request of Purchaser, the Sellers and/or the Primary Stockholders, as applicable, will execute and deliver after Closing such further documents as Purchaser may reasonably require in order to fully effect the transfer of the Assets to Purchaser and otherwise to fully enable Purchaser to operate the business purchased from Sellers.

                 (e) For ninety (90) days after the Closing Date at Purchaser's request, the Sellers and the Primary Stockholders shall assist Purchaser in every reasonable manner in billing and collection efforts and in maintaining the business relationships presently enjoyed by the Sellers and the Primary Stockholders with respect to the Offices;

                 (f) Provided Purchasers are not in default under the Promissory Note (which default only occurs after written notice to Purchaser and a five (5) day cure period), the Sellers and the Primary Stockholders agree that, during their employment by Purchaser or assigns and for three (3) years subsequent to the termination of their employment with Purchaser or assigns, they will not, directly or indirectly:

                          (i)     own, operate, manage, be employed by, engage
in, provide assistance to, or have a financial interest in any temporary employment services business, permanent placement business, or similar business within a three (3) mile radius of the Offices, so long as Purchaser, or a person or entity deriving title from Purchaser to operate the Offices, continues to operate the Offices. For purposes of this provision "temporary employment services business" includes, but is not limited to, "employee leasing," "temp-to-hire," "payrolling" and "contract temporary" services;

                          (ii)    solicit employment services business from any
client with whom the Offices did or do business, if such client placed an order with Sellers within the three (3) year period prior to the Closing Date; or

                          (iii)   employ or seek to employ any employee of the
Offices or Purchaser or in any other manner attempt, directly or indirectly, to influence, induce or encourage any employee to leave the employment of the Offices or Purchaser.

         Notwithstanding anything stated herein, if the Primary Stockholders are employees of Purchaser three (3) years subsequent to the Closing Date, the post termination obligations set forth herein shall apply only for two (2) years beyond termination of employment with Purchaser. Additionally, if the Primary Stockholders are employees of Purchaser for four (4) years subsequent to the Closing Date, the post termination obligations set forth herein shall apply only for one (1) year beyond termination of employment with Purchaser;

                 (g) Within fourteen (14) days subsequent to Closing Date, Sellers shall provide to Purchaser an affidavit stating that all state and local sales and employment taxes due through the Closing Date have been paid. Sellers shall timely file all federal, state and local returns relating to the period through the Closing Date which become due after the Closing Date; shall timely pay all taxes shown by such returns to be due and payable, together with any interest or penalties which may be assessed by taxing authorities on any taxes which were not timely paid; and shall deliver to Purchaser copies of all tax clearance letters and closing notices received from government authorities which relate to the Offices; and

                 (h) Primary Stockholders agree to limit for three (3) years the annual expenditures for promotion and entertainment of clients and prospective clients to Two Hundred Fifty Thousand and 00/100 Dollars ($250,000) without the authorization of Purchaser.

         20. NOTICES. All notices pursuant to this Agreement shall be sent in writing to addresses set forth below, unless changed by written notice in accordance with this Section 20. Any notice sent by telecopy shall be confirmed by mail.

To Sellers and/or the Primary Stockholders


To Sellers:                                   Cross Personnel Agency, Inc.
                                              150 Broadway, 9th Floor
                                              New York, New York 10038
                                              Attn: Mr. James A. Zamparelli

To James A. Zamparelli or Maria Zamparelli:   James A. or Maria Zamparelli
                                              Two Hartley Lane
                                              Basking Ridge, New Jersey 07920

To Michael Monda:                             Michael Monda
                                              11 Longview Drive
                                              Colts Neck, New Jersey 07722

To John Costa:                                John Costa
                                              14 Sterling Court
                                              East Brunswick, New Jersey 08816

To Purchaser:                         Snelling and Snelling, Inc.
                                      12801 N. Central Expressway, Suite 700
                                      Dallas, Texas 75243
                                      Attn:  Timothy J. Loncharich
                                      Telecopy No.: (214)239-6879
                                      (With a copy to:  Barbara A. McAninch
                                      Vice President, Legal and General Counsel)

         21. TERMINATION. The Sellers or Purchaser may terminate this Agreement by written notice to the other in the event the transactions contemplated herein have not closed by October 6, 1997; provided, however, that a party may not terminate this Agreement as a result of the transactions contemplated herein having not closed by such date if such failure for the Closing to occur is caused by such party's failure to commence its performance of any obligation under this Agreement; and

                 (a)      This Agreement may also be terminated:

                          (i)     At any time prior to the Closing Date, by
mutual consent of Purchaser and Sellers;

                          (ii)    At the Closing by the Purchaser, if any of
the conditions of Sellers' or the Primary Stockholders' obligations hereunder shall not have been satisfied at or prior to the Closing Date and shall not have been waived by Purchaser; and

                          (iii)   At the Closing, by the Sellers, if any of the
conditions of Purchaser's obligations hereunder shall not have been satisfied at or prior to the Closing Date.

                 (b) Such notice of termination shall be effective as to all parties to this Agreement, whether or not they receive notice individually. If this Agreement is terminated by the Sellers or by Purchaser for the reason stated above without consummation of the transactions contemplated herein, such termination shall be without further liability or obligation by any party to any other party to this Agreement except termination will not relieve a party of liability for a breach of this Agreement occurring prior to such termination.

         22.     GENERAL PROVISIONS.       Each party shall bear its own legal
and other costs and expenses in connection with the negotiation, preparation and execution of this Agreement, and the performance of the transactions contemplated hereby;

                 (a) This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the sale and purchase of the Assets and supersede all previous written or oral negotiations, commitments, and writing concerning the same subject matter;

                 (b) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument;

                 (c) This Agreement may be amended only in writing and executed by all of the parties;

                 (d) This Agreement will inure to the benefit of, and bind, the respective heirs, personal representatives, successors and permitted assigns of the parties;

                 (e) Sellers and Primary Stockholders acknowledge that they owe a brokers fee to Gottesman Company. Purchaser acknowledges that it owes a finders fee to Gottesman Company. Each party shall be responsible for its own brokers or finders fee. Each party shall indemnify the other party for a claim against such party by virtue of a claim for a finders or broker fee against the other party;

                 (f) This Agreement shall be governed by the laws of the State of Texas; and

                 (g) Sellers and Purchaser represent that the individuals executing this Agreement have the requisite corporate authorization to bind the corporations to the terms hereof.

         23. MEDIATION AND ARBITRATION. The parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement shall be submitted to J.A.M.S/ENDISPUTE, or its successor, for mediation, and if the matter is not resolved through mediation, then it shall be submitted to J.A.M.S./ENDISPUTE, or its successor, for final and binding arbitration.
Either party may
commence mediation by providing to J.A.M.S/ENDISPUTE, and the other party a written request for mediation, setting forth the subject of the dispute and the relief requested. The parties will cooperate with J.A.M.S/ENDISPUTE and with one another in selecting a mutually agreeable mediator from J.A.M.S/ENDISPUTE's panel of neutrals, and in scheduling the mediation proceedings. The parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator or any J.A.M.S/ENDISPUTE employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.

         The parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement that are not resolved by their mutual agreement or mandatory or reasonable mediation set forth above, shall be submitted to final and binding arbitration before J.A.M.S/ENDISPUTE, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq. Either party may commence the arbitration process called for in this Agreement by filing a written demand for arbitration with J.A.M.S/ENDISPUTE, with a copy to the other party. The arbitration will be conducted in Dallas, Texas in accordance with the provision of J.A.M.S/ENDISPUTE's Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with J.A.M.S/ENDISPUTE and with one another in selecting an arbitrator from J.A.M.S/ENDISPUTE's panel of neutrals, and in scheduling the arbitration proceedings. The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this paragraph may be enforced by any Court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the party against whom enforcement is ordered.

         24. CONFIDENTIALITY. Neither Purchaser nor Sellers, nor any of their respective stockholders, affiliates, officers, employees, agents or representatives shall: (a) make any press releases or any published statement concerning the transactions contemplated herein without the prior written consent of all of the parties hereto, except where such press releases or statement is required by applicable law; or (b) disclose the terms or existence of this Agreement to any person or entity, other than to their respective attorneys and other representatives, and to those parties such as bankers and lessors with whom they must communicate in order to consummate the proposed transactions or except as required by law. Purchaser and Sellers shall be permitted to discuss the transactions contemplated herein with their respective suppliers and vendors, provided that they instruct such suppliers and vendors to keep all such communications confidential. Sellers are prohibited after the Closing from disclosing or using any confidential information relating to the business sold to Purchaser.

         25. BULK TRANSFER LAWS. The parties waive compliance with the requirements of the bulk transfer or bulk sales law of any jurisdiction in connection with the sale of the Assets to Purchaser under this Agreement. Sellers shall indemnify and hold Purchaser harmless against any and all losses incurred by Purchaser as a result of noncompliance with any such laws.

         26. SURVIVAL OF REPRESENTATIONS. All representations, warranties, agreements, and post-Closing responsibilities set forth herein made by the parties hereto , shall survive Closing.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed of the date first written above.

                                            CROSS TEMPS, INC.

/s/ [ILLEGIBLE]                             By: /s/ JAMES A. ZAMPARELLI
------------------------------                 ------------------------------
Witness                                     Name: James A. Zamparelli
                                                 ----------------------------
                                            Title: President



                                            CROSS PERSONNEL AGENCY, INC.

/s/ [ILLEGIBLE]                             By: /s/ JAMES A. ZAMPARELLI
------------------------------                 ------------------------------
Witness                                     Name: James A. Zamparelli
                                                 ----------------------------
                                            Title: President

                                            Primary Stockholders:

/s/ [ILLEGIBLE]                             /s/ JAMES A. ZAMPARELLI
------------------------------              ------------------------------
Witness                                     James A. Zamparelli



/s/ [ILLEGIBLE]                             /s/ MARIA ZAMPARELII
------------------------------              ------------------------------
Witness                                     Maria Zamparelli


/s/ [ILLEGIBLE]                             /s/ MICHAEL MONDA
------------------------------              ------------------------------
Witness                                     Michael Monda


/s/ [ILLEGIBLE]                             /s/ JOHN COSTA
------------------------------              ------------------------------
Witness                                     John Costa


/s/ [ILLEGIBLE]                             By: /s/ JAMES A. ZAMPARELLI

Witness


                                            SNELLING AND SNELLING, INC.

                                            By: /s/ TIMOTHY J. LONCHARICH
------------------------------                 ------------------------------
Witness                                     Name:  Timothy J. Loncharich
                                            Title: President and Chief
                                                   Executive Officer





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